Exhibit 99.1

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer (281) 404-4700

VANTAGE DRILLING COMPANY

SCHEDULES SECOND QUARTER 2011 EARNINGS RELEASE DATE AND CONFERENCE CALL

Houston, TX (August 1, 2011) — Vantage Drilling Company (“Vantage”) (NYSE Amex: VTG) today announced that it will conduct a call at 11:00 AM Eastern Time on August 3, 2011 to discuss operating results and developments for the second quarter 2011. Vantage will release earnings before the market opens on August 3, 2011. To access the conference call, U.S. callers may dial toll free 888-337-8198 and international callers may dial 719-325-2401. The pass code will be 6588394. Please call ten minutes ahead of time to ensure proper connection. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing 888-203-1112 for U.S. callers and 719-457-0820 for international callers. The access code for the replay is 6588394.

About the Company

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillship, the Platinum Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.